EXHIBIT 5.1

June 7, 2004

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

Re:	IDT Corporation—Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Secretary and General Counsel of IDT Corporation (the “Company”), and as such I have been asked to render the following opinion in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,965,000 shares of the Company’s Class B common stock, par value $.01 (the “Class B Common Stock”), consisting of: (i) 1,662,926 shares which are reserved for issuance pursuant to awards which may be granted under the Company’s 1996 Stock Option and Incentive Plan, as Amended and Restated (the “Plan”); (ii) 1,337,074 shares which may be issued upon exercise of options previously granted under the Plan; and (iii) 965,000 shares which are issuable upon exercise of stock options granted pursuant to the Stock Option Agreements between the Company and the persons listed in note (6) to the “Calculation of Registration Fee” table in the Registration Statement (the “Option Agreements”).

As your counsel in connection with the Registration Statement, I have examined the Plan and the Option Agreements and the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Class B Common Stock under the Plan and such other documents as I have deemed necessary to render this opinion.

Based upon the foregoing, it is my opinion that the shares of Class B Common Stock to be offered pursuant to the Registration Statement, when issued and outstanding pursuant to the terms of the Plan, Option Agreements or Restricted Stock Agreements, as applicable, will be validly issued, fully paid and nonassessable shares.

I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Joyce J. Mason
Joyce J. Mason Secretary and General Counsel